Exhibit 99.1

News Release NYSE: BPL	Buckeye Partners, L.P. One Greenway Plaza Suite 600 Houston, TX 77046

Contact:      Kevin J. Goodwin

Senior Director, Investor Relations

Irelations@buckeye.com

(800) 422-2825

BUCKEYE PARTNERS, L.P. REPORTS 2013 THIRD QUARTER RESULTS AND INCREASES CASH DISTRIBUTION

HOUSTON, November 1 , 2013 — Buckeye Partners, L.P. (“Buckeye”) (NYSE: BPL) today reported net income attributable to Buckeye’s unitholders for the third quarter of 2013 of $77.3 million, or $0.72 per diluted unit, compared to net income attributable to Buckeye’s unitholders for the third quarter of 2012 of $85.1 million, or $0.87 per diluted unit.  Adjusted EBITDA (as defined below) for the third quarter of 2013 was $153.8 million compared with Adjusted EBITDA of $152.6 million for the third quarter of 2012.  Operating income for the third quarter of 2013 was $111.4 million compared to $113.9 million for the third quarter of 2012.  The diluted weighted average of units outstanding in the third quarter of 2013 was 106.8 million compared to 98.3 million in the third quarter of 2012. The increase in units is primarily the result of our unit offering in January 2013.

“We continued to benefit from the strong performance of our two largest business segments during this quarter.  Investments in organic growth projects, including crude oil diversification and additional service capabilities in our Pipelines & Terminals segment contributed to our strong results.  We generated incremental cash flows from higher throughput volumes at our terminals, including crude oil services at our Albany terminal, propylene and diluent services at our Chicago Complex, and increased butane blending activities,” stated Clark C. Smith, President and Chief Executive Officer.  “In addition, our results reflect contributions from our expansion activities at our BORCO facility, including the completion of the last phase of the expansion that placed into service 1.2 million barrels of fully leased crude oil storage capacity.”

“Adjusted EBITDA for the third quarter of 2012 included a one-time $10.6 million adjustment related to a pipeline product settlement.  Excluding this settlement adjustment, Adjusted EBITDA increased over 8% compared to the third quarter of 2012,” said Mr. Smith.  “We are well-positioned to generate strong financial results in the fourth quarter of 2013 as we expect the pipe-to-rail crude oil project at our Chicago Complex to be operational this month, and the butane blending winter season will be in full swing,” continued Mr. Smith.

Buckeye announced in October that it had signed a definitive agreement with Hess Corporation to acquire a premier network of liquid petroleum products terminals with 39 million barrels of storage capacity.  In connection with this announcement, Buckeye issued 8.6 million limited partner units (“LP Units”) with the intent to utilize the net proceeds from this offering to fund indirectly a portion of the purchase price.  “We are excited about this acquisition and how it expands our footprint into several key, high growth markets.  We believe we will generate significant value by implementing our commercial operating model across these strategic assets,” said Mr. Smith.  “We expect this transaction to be immediately accretive to our distributable cash flow per unit, excluding first year transition-related expenses, and position us for long-term distribution growth.”

Distributable cash flow (as defined below) for the third quarter of 2013 was $96.3 million compared with distributable cash flow of $112.3 million for the third quarter of 2012.  Buckeye also reported distribution coverage of 0.84 times for the third quarter of 2013.  “As expected, coverage for the quarter was negatively impacted by the conversion of 8.5 million Class B Units during the quarter.  In addition, maintenance capital expenditures were elevated during the quarter as a result of the completion of activities previously planned for the first half of the year that were delayed due to extended permitting timelines and difficulty in securing available qualified contractors, many of whom were working on the post-Sandy recovery,” added Mr. Smith.  Maintenance capital expenditures for the third quarter of 2013 were $26.1 million compared with $11.9 million for the third quarter of 2012.

Buckeye announced today that its general partner declared a cash distribution of $1.075 per LP Unit for the quarter ended September 30, 2013.  As of September 1, 2013, 8.5 million Class B Units outstanding converted into LP Units on a one-for-one basis.  The distribution will be payable on November 19, 2013 to unitholders of record on November 12, 2013.  This cash distribution represents a 3.6 percent increase over the $1.0375 per LP Unit distribution declared for the third quarter of 2012 and a 1.2 percent increase over the $1.0625 per LP Unit distribution declared for the second quarter of 2013.  Buckeye has paid cash distributions in each quarter since its formation in 1986.

Buckeye will host a conference call with members of executive management today, November 1, 2013, at 11:00 a.m. Eastern Time. To access the live Webcast of the call, go to http://www.media-server.com/m/p/oi4p247k ten minutes prior to its start.  Interested parties may participate in the call by dialing 877-870-9226.  A replay will be archived and available at this link until December 31, 2013, and the replay also may be accessed by dialing 800-585-8367 and entering conference ID 85838581.

Buckeye Partners, L.P. (NYSE: BPL) is a publicly traded master limited partnership that owns and operates one of the largest independent liquid petroleum products pipeline systems in the United States in terms of volumes delivered, with approximately 6,000 miles of pipeline.  Buckeye also owns more than 100 liquid petroleum products terminals with aggregate storage capacity of over 70 million barrels.  In addition, Buckeye operates and/or maintains third-party pipelines under agreements with major oil and chemical companies, owns a high-performance natural gas storage facility in Northern California, and markets liquid petroleum products in certain regions served by its pipeline and terminal operations.  Buckeye’s flagship marine terminal in The Bahamas, BORCO, is one of the largest crude oil and petroleum products storage facilities in the world, serving the international markets as a global logistics hub.  More information concerning Buckeye can be found at www.buckeye.com.

* * * * *

Adjusted EBITDA and distributable cash flow are measures not defined by GAAP.  Adjusted EBITDA is the primary measure used by our senior management, including our Chief Executive Officer, to (i) evaluate our consolidated operating performance and the operating performance of our business segments, (ii) allocate resources and capital to business segments, (iii) evaluate the viability of proposed projects, and (iv) determine overall rates of return on alternative investment opportunities.  Distributable cash flow is another measure used by our senior management to provide a clearer picture of Buckeye’s cash available for distribution to its unitholders.  Adjusted EBITDA and distributable cash flow eliminate (i) non-cash expenses, including, but not limited to, depreciation and amortization expense resulting from the significant capital investments we make in our businesses and from intangible assets recognized in business combinations, (ii) charges for obligations expected to be settled with the issuance of equity instruments, and (iii) items that are not indicative of our core operating performance results and business outlook.

Buckeye believes that investors benefit from having access to the same financial measures used by senior management and that these measures are useful to investors because they aid in comparing Buckeye’s operating performance with that of other companies with similar operations.  The Adjusted EBITDA and distributable cash flow data presented by Buckeye may not be comparable to similarly titled measures at other companies because these items may be defined differently by other companies.  Please see the attached reconciliations of each of Adjusted EBITDA and distributable cash flow to net income.

* * * * *

This press release includes forward-looking statements that we believe to be reasonable as of today’s date.  Such statements are identified by use of the words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” “should,” and similar expressions.  Actual results may differ significantly because of risks and uncertainties that are difficult to predict and that may be beyond our control.  Among them are (i) changes in federal, state, local, and foreign laws or regulations to which we are subject, including those governing pipeline tariff rates and those that permit the treatment of us as a partnership for federal income tax purposes, (ii) terrorism, adverse weather conditions, including hurricanes, environmental releases, and natural disasters, (iii) changes in the marketplace for our products or services, such as increased competition, better energy efficiency, or general reductions in demand, (iv) adverse regional, national, or international economic conditions, adverse capital market conditions, and adverse political developments, (v) shutdowns or interruptions at our pipeline, terminal, and storage assets or at the source points for the products we transport, store, or sell, (vi) unanticipated capital expenditures in connection with the construction, repair, or replacement of our assets, (vii) volatility in the price of refined petroleum products and the value of natural gas storage services, (viii) nonpayment or nonperformance by our customers, (ix) our ability to integrate acquired assets with our existing assets and to realize anticipated cost savings and other efficiencies and benefits, (x) the risk that the acquisition of the liquid petroleum products terminals from Hess may not be consummated, (xi) our failure to realize the expected benefits of the acquisition of the liquid petroleum products terminals from Hess, (xii) our ability to successfully complete our organic growth projects and to realize the anticipated financial benefits, and (xiii) an unfavorable outcome with respect to the proceedings pending before the Federal Energy Regulatory Commission (“FERC”) regarding Buckeye Pipe Line Company, L.P.’s transportation of jet fuel to the New York City airports.  You should read our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2012 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013 and June 30, 2013, for a more extensive list of factors that could affect results.  We undertake no obligation to revise our forward-looking statements to reflect events or circumstances occurring after today’s date.

* * * * *

This release is intended to be a qualified notice under Treasury Regulation Section 1.1446-4(b). Brokers and nominees should treat one hundred percent (100.0%) of Buckeye’s distributions to non-U.S. investors as being attributable to income that is effectively connected with a United States trade or business.  Accordingly, Buckeye’s distributions to non-U.S. investors are subject to federal income tax withholding at the highest applicable effective tax rate.

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BUCKEYE PARTNERS, L.P.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per unit amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Revenue:
Product sales	$805,281	$688,948	$2,608,894	$2,462,699
Transportation and other services	283,477	277,022	830,204	745,350
Total revenue	1,088,758	965,970	3,439,098	3,208,049

Costs and expenses:
Cost of product sales and natural gas storage services	813,959	698,019	2,624,869	2,476,659
Operating expenses	106,461	100,731	308,611	299,086
Depreciation and amortization	38,755	37,134	115,798	104,486
General and administrative	18,173	16,222	53,610	51,074
Total costs and expenses	977,348	852,106	3,102,888	2,931,305

Operating income	111,410	113,864	336,210	276,744

Other income (expense):
Earnings from equity investments	1,389	553	4,971	4,287
Interest and debt expense	(34,341)	(28,737)	(94,827)	(85,159)
Other income (expense)	(12)	90	287	57
Total other expense, net	(32,964)	(28,094)	(89,569)	(80,815)

Income before taxes	78,446	85,770	246,641	195,929

Income tax expense	(195)	(511)	(521)	(1,177)

Net income	78,251	85,259	246,120	194,752
Less: Net income attributable to noncontrolling interests	(997)	(143)	(3,095)	(3,298)

Net income attributable to Buckeye Partners, L.P.	$77,254	$85,116	$243,025	$191,454

Earnings per unit:

Basic	$0.73	$0.87	$2.31	$1.97
Diluted	$0.72	$0.87	$2.30	$1.97

Weighted average units outstanding:

Basic	106,223	97,993	105,068	97,017
Diluted	106,774	98,342	105,516	97,340

BUCKEYE PARTNERS, L.P.

SELECTED FINANCIAL AND OPERATING DATA

(In thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Revenue:
Pipelines & Terminals	$198,270	$194,609	$583,102	$527,849
International Operations	154,629	51,686	469,848	152,349
Natural Gas Storage	14,907	20,229	40,581	46,909
Energy Services	717,911	691,875	2,330,056	2,469,122
Development & Logistics	16,439	11,798	42,048	37,415
Intersegment	(13,398)	(4,227)	(26,537)	(25,595)
Total revenue	$1,088,758	$965,970	$3,439,098	$3,208,049

Total costs and expenses: (1)
Pipelines & Terminals	$106,243	$102,715	$311,804	$295,953
International Operations	128,373	30,614	397,655	92,660
Natural Gas Storage	20,787	21,872	60,088	56,367
Energy Services	722,457	692,304	2,326,782	2,482,857
Development & Logistics	12,886	8,828	33,096	29,063
Intersegment	(13,398)	(4,227)	(26,537)	(25,595)
Total costs and expenses	$977,348	$852,106	$3,102,888	$2,931,305

Depreciation and amortization:
Pipelines & Terminals	$18,182	$18,272	$56,178	$49,368
International Operations	16,740	14,971	48,222	43,873
Natural Gas Storage	1,913	1,893	5,706	5,668
Energy Services	1,425	1,510	4,232	4,104
Development & Logistics	495	488	1,460	1,473
Total depreciation and amortization	$38,755	$37,134	$115,798	$104,486

Operating income (loss):
Pipelines & Terminals	$92,027	$91,894	$271,298	$231,896
International Operations	26,256	21,072	72,193	59,689
Natural Gas Storage	(5,880)	(1,643)	(19,507)	(9,458)
Energy Services	(4,546)	(429)	3,274	(13,735)
Development & Logistics	3,553	2,970	8,952	8,352
Total operating income (loss)	$111,410	$113,864	$336,210	$276,744

Adjusted EBITDA:
Pipelines & Terminals	$114,412	$112,879	$339,041	$290,709
International Operations	40,475	33,548	112,921	95,805
Natural Gas Storage	(2,759)	1,357	(10,343)	(299)
Energy Services	(2,220)	1,619	9,744	(7,759)
Development & Logistics	3,934	3,168	9,819	9,034
Adjusted EBITDA	$153,842	$152,571	$461,182	$387,490

Capital additions: (2)
Pipelines & Terminals	$86,957	$34,944	$189,400	$107,050
International Operations	21,481	48,704	65,901	122,203
Natural Gas Storage	16	235	152	1,964
Energy Services	15	1,020	113	1,507
Development & Logistics	672	102	1,442	281
Total capital additions	$109,141	$85,005	$257,008	$233,005

Summary of capital additions: (2)
Maintenance capital expenditures	$26,102	$11,889	$44,304	$35,764
Expansion and cost reduction	83,039	73,116	212,704	197,241
Total capital additions	$109,141	$85,005	$257,008	$233,005

	September 30,	December 31,
	2013	2012
Key Balance Sheet information:
Cash and cash equivalents	$4,982	$6,776
Long-term debt, total (3)	2,676,946	2,735,244

(1) Includes depreciation and amortization.

(2) Amounts exclude accruals for capital expenditures.

(3) Includes long-term debt portion of Buckeye Partners, L.P. Credit Facility of $407.1 million and $665.0 million as of September 30, 2013 and December 31, 2012, respectively.

BUCKEYE PARTNERS, L.P.

SELECTED FINANCIAL AND OPERATING DATA - Continued

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012

Pipelines & Terminals (average bpd in thousands):
Pipelines:
Gasoline	723.2	729.7	720.4	705.9
Jet fuel	343.1	352.7	334.1	342.7
Middle distillates (1)	302.9	299.8	330.5	310.4
Other products (2)	29.4	25.0	29.2	27.7
Total pipelines throughput	1,398.6	1,407.2	1,414.2	1,386.7
Terminals:
Products throughput	969.1	931.4	980.6	909.5

Pipeline Average Tariff (cents/bbl)	84.1	84.5	81.8	82.1

Energy Services (in millions of gallons):
Sales volumes	242.5	233.4	779.8	836.7

(1)         Includes diesel fuel and heating oil.

(2)         Includes liquefied petroleum gas, intermediate petroleum products and crude oil.

BUCKEYE PARTNERS, L.P.

SELECTED FINANCIAL AND OPERATING DATA

Non-GAAP Reconciliations

(In thousands, except per unit amounts and coverage ratio)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Net income	$78,251	$85,259	$246,120	$194,752
Less: Net income attributable to noncontrolling interests	(997)	(143)	(3,095)	(3,298)
Net income attributable to Buckeye Partners, L.P.	77,254	85,116	243,025	191,454
Add: Interest and debt expense	34,341	28,737	94,827	85,159
Income tax expense	195	511	521	1,177
Depreciation and amortization	38,755	37,134	115,798	104,486
Non-cash deferred lease expense	944	975	2,828	2,925
Non-cash unit-based compensation expense	5,111	2,846	12,438	10,534
Less: Amortization of unfavorable storage contracts (1)	(2,758)	(2,748)	(8,255)	(8,245)
Adjusted EBITDA	$153,842	$152,571	$461,182	$387,490
Less: Interest and debt expense, excluding amortization of deferred financing costs, debt discounts and other	(31,267)	(27,868)	(89,154)	(82,552)
Income tax expense	(195)	(511)	(521)	(1,177)
Maintenance capital expenditures	(26,102)	(11,889)	(44,304)	(35,764)
Distributable cash flow	$96,278	$112,303	$327,203	$267,997

Distributions for Coverage Ratio (2)	$114,777	$94,055	$321,758	$282,160

Coverage Ratio	0.84	1.19	1.02	0.95

(1)  Represents the amortization of the negative fair values allocated to certain unfavorable storage contracts acquired in connection with the BORCO acquisition.

(2)  Represents cash distributions declared for limited partner units (“LP Units”) outstanding as of each respective period.  Amounts for 2013 reflect actual cash distributions paid on LP Units for the quarters ended March 31, 2013 and June 30, 2013, and estimated cash distributions for LP Units for the quarter ended September 30, 2013.  Distributions with respect to the 8,160,943 and 8,323,992 Class B Units outstanding on the record date for the quarters ended March 31, 2013 and June 30, 2013, respectively, were paid in additional Class B Units rather than in cash.  As of September 1, 2013, the 8,469,233 Class B Units outstanding converted into LP Units on a one-for-one basis.  As a result, there were no outstanding Class B Units as of September 30, 2013.